Exhibit 10.3
PURCHASE AND SALE AGREEMENT
SELLER:
DULLES PARK TECH CENTER LLC
c/o Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard, Suite 401
Glastonbury, Connecticut 06033
PURCHASER:
REPUBLIC PROPERTY LIMITED PARTNERSHIP
1280 Maryland Avenue, S.W., Suite 280
Washington, D.C. 20024
PROPERTY:
Dulles Park Technology Center
Fairfax County, Virginia
DATED AS OF:
July 31, 2006

INDEX

Page
Section 1 The Property
1.1 Description
1.2 As-Is Purchase
1.3 Agreement to Convey

Section 2 Price and Payment
2.1 Purchase Price
2.2 Payment
2.3 Closing

Section 3 Inspections and Approvals
3.1 Inspections
3.2 Title and Survey
3.3 Contracts
3.4 Permitted Encumbrances
3.5 Confidentiality
3.6 Prior to Closing
3.7 Damage, Destruction or Condemnation
3.8 Purchaser’s Right to Terminate

Section 4 Representations and Warranties
4.1 By Seller
4.2 By Purchaser
4.3 Mutual
4.4 Best Knowledge; Received Written Notice

Section 5 Costs and Prorations
5.1 Purchaser’s Costs
5.2 Seller’s Costs
5.3 Prorations
5.4 Taxes
5.5 In General
5.6 Purpose and Intent

Section 6 Notices

Section 7 Closing and Escrow
7.1 Escrow Instructions
7.2 Seller’s Deliveries
7.3 Purchaser’s Deliveries
7.4 Insurance
7.5 Utility Service and Deposits
7.6 Notice Letters
7.7 Post-Closing Collections

Page
Section 8 Default; Failure of Condition
8.1 Purchaser Default
8.2 Seller Default
8.3 Conditions to Purchaser’s Obligation to Close; Failure of Condition

Section 9 Miscellaneous
9.1 Entire Agreement
9.2 Severability
9.3 Applicable Law
9.4 Assignability
9.5 Successors Bound
9.6 No Public Disclosure
9.7 Captions
9.8 Attorneys’ Fees
9.9 No Partnership
9.10 Time of Essence
9.11 Counterparts
9.12 Recordation
9.13 Proper Execution
9.14 Tax Protest
9.15 Merger
9.16 Limited Recourse
9.17 Seller Contingency
9.18 Survival of Representations, Warranties and Covenants; Limitation of Liability
9.19 Audited Financial Statement — 314 Audit

List of Exhibits

Exhibit 1.1.1 Legal Description
Exhibit 1.1.3 Inventory of Personal Property
Exhibit 1.1.6 Schedule of Leases
Exhibit 3.2 Title Commitment No. NCS-237023-VA54 issued by First American Title Insurance Company
Exhibit 3.3 Schedule of Contracts
Exhibit 4.1.4 Rent Roll
Exhibit 7.2.1 Form of Deed
Exhibit 7.2.2 Form of Bill of Sale
Exhibit 7.2.3 Form of Assignment and Assumption of Leases
Exhibit 7.2.4 Form of Assignment and Assumption of Contracts
Exhibit 7.2.5 Form of Assignment of Warranties and Guarantees
Exhibit 7.2.7 Form of FIRPTA Affidavit

ii

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of the 31st day of July, 2006, is made by and between DULLES PARK TECH CENTER
     LLC, a Delaware limited liability company (“Seller”), with an address c/o Cornerstone Real Estate Advisers LLC 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033, and REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership which is an affiliate of Republic Property Trust, and/or its permitted assigns (“Purchaser”), with an address at 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024.
RECITALS:
     Seller desires to sell certain improved real property commonly known as Dulles Park Technology Center located in the City of Herndon, Fairfax County, Virginia, along with certain related personal and intangible property, and Purchaser desires to purchase such real property, personal and intangible property.
     NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:
     1. The Property.
          1.1 Description: Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):
          1.1.1 Certain land (the “Land”) located at 13461 Sunrise Valley Drive in the City of Herndon, Fairfax County, Virginia, and more specifically described in Exhibit 1.1.1 attached hereto;
          1.1.2 The buildings, parking areas, improvements, and fixtures now situated on the Land (the “Improvements”);
          1.1.3 All furniture, personal property, machinery, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and the Improvements and situated thereon (collectively, the “Personal Property”), generally described on Exhibit 1.1.3 attached hereto. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller’s business;
          1.1.4 All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;
          1.1.5 Any street or road abutting the Land to the center lines thereof;
          1.1.6 The leases or occupancy agreements, including those in effect on the date of this Agreement which are identified on the Schedule of Leases attached hereto as Exhibit 1.1.6, and any new leases entered into which as of the Closing (as hereinafter defined) affect all or any portion of the Land or the Improvements (together with any and all amendments thereto, the “Leases”), and any security deposits actually held by Seller or otherwise owed to any tenant with respect to any such Leases;
          1.1.7 All contracts and agreements relating to the operation or maintenance of the Land, the Improvements or the Personal Property as described in Exhibit 3.3 attached hereto;
          1.1.8 Assignable warranties and guaranties issued in connection with the Improvements or the Personal Property; and
          1.1.9 All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or the Improvements.
     1.2 “As-Is” Purchase
          1.2.1 No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.
          1.2.2 PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES, IF ANY, FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INDOOR AND OUTDOOR ENVIRONMENT AIR QUALITY, WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY FEDERAL, STATE, AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDINANCES, ORDERS,

REQUIREMENTS OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SAFE DRINKING WATER ACT, AS AMENDED, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED, THE TOXIC SUBSTANCE CONTROL ACT, AS AMENDED, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND ANALOGOUS STATE STATUTES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTE AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING, (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY INFORMATION MADE AVAILABLE TO PURCHASER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT

PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. PURCHASER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANTS TO SELLER SHALL SURVIVE THE CLOSING AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS SPECIFIED IN THIS AGREEMENT, PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY.
     BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 1.2.3 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 1.2.3.

/s/ GRS PURCHASER’S INITIALS
     1.2.3 Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision map, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so, without Seller’s prior written approval, which approval may be withheld in Seller’s sole and absolute discretion. Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing unless first approved by Seller, which approval Seller may withhold in Seller’s sole discretion. Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon Purchaser’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.
     1.2.4 Purchaser shall rely solely upon Purchaser’s own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property’s physical condition. Except as expressly set forth in this Agreement, Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller, its members (and their and their members’) employees, officers, directors, representatives, agents, managers, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other physical conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. The foregoing release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release to Seller. In this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants, which representation and warranty shall survive the Closing and not be merged with the Deed, that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants, which representation and warranty shall survive the Closing and not be merged with the Deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder.
     Without limiting the foregoing, Purchaser hereby agrees that, if at any time after the Closing, any third party or governmental agency seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials in, on, above or beneath the Property or emanating therefrom, then, except as otherwise expressly set forth in this Agreement, Purchaser waives any rights it may have against Seller or the Released Parties in connection therewith, including under CERCLA (hereafter defined), and, except as otherwise expressly set forth in this Agreement, Purchaser agrees that it shall not (1) implead the Seller or the Released Parties, (2) bring a contribution action or similar action against the Seller or the Released Parties, or (3) attempt in any way to hold the Seller or the Released Parties responsible with respect to any such matter. Purchaser irrevocably covenants never to commence or prosecute, or to collude with others to commence or prosecute, against Seller or any other Released Party any action or proceeding based upon any claim covered by the foregoing release.
     Purchaser specifically waives the provisions of any law of any state, territory or jurisdiction the import of which is as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
     Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Section 1.2.4. Seller and Purchaser have each initialed this Section 1.2.4 to further indicate their awareness and acceptance of each and every provision hereof.

/s/ SJ SELLER’S INITIALS	/s/ GRS PURCHASER’S INITIALS
     1.2.5 From and after the Closing, Purchaser shall protect, defend, indemnify and hold Seller and Seller’s parent company, if any, and their respective affiliates and subsidiaries, and their respective members, partners, directors, officers, participants, employees, consultants, managers and agents free and harmless from and against any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including, without limitation, investigatory expenses, clean-up costs and reasonable attorneys’ fees of whatever kind or nature arising from or in any way connected with the physical condition of the Property or any other aspect of the Property, which accrue after the Closing and which were not actually caused by Seller prior to Closing. Purchaser’s obligations of indemnity set forth herein shall survive the Closing and shall not be merged with the Deed.
          1.2.6 Purchaser shall indemnify, defend, protect and hold harmless Seller and Seller’s parent company, if any, and their respective affiliates and subsidiaries, and their respective members, partners, directors, officers, participants, employees, consultants, managers and agents, from and against any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys’ fees and costs) and claims therefor (collectively, “Claims”), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to Purchaser’s due diligence and other activities on or at the Property, including, but not limited to, the acts or omissions of Purchaser or its employees, agents, suppliers or contractors. Purchaser’s obligations hereunder shall survive the Closing and shall not be merged with the Deed.
     1.3 Agreement to Convey. Seller agrees to convey, and Purchaser agrees to accept, title to the Land and the Improvements by special warranty deed in the condition described in Section 3.4 and title to the Personal Property, by bill of sale, without warranty as to the title or the condition of such personalty.
2. Price and Payment.
     2.1 Purchase Price. The purchase price for the Property (“Purchase Price”) is FORTY-EIGHT MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($48,300,000.00) U.S.
     2.2 Payment. Payment of the Purchase Price is to be made in cash as follows:
          2.2.1 (a) Purchaser has made an earnest money deposit of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the “Initial Deposit”) prior to or contemporaneously with the full execution of this Agreement by Purchaser and Seller.
                    (b) The Initial Deposit, when paid, will be placed and held in escrow by Tri-State Commercial Closings, Inc., Washington, D.C. (“Title Company”) in an interest bearing account at 1150-18th Street, N.W., Suite 575, Washington, D.C. 20036.
                    (c) Unless Purchaser has timely issued the Termination Notice (as defined herein) pursuant to the provisions of Section 3.8, on or before the Termination Date (as defined herein) Purchaser shall deposit (the “Additional Deposit”) an additional ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) into escrow with the Title Company (together with the Initial Deposit, the “Deposit”).
                    (d) Any interest earned on the Deposit (including the Initial Deposit) shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at the Closing.
          2.2.2 At the Closing, Purchaser shall pay Seller FORTY-EIGHT MILLION, THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($48,300,000.00), inclusive of the Deposit and subject to adjustment for the prorations as provided herein, to a bank account designated by Seller via wire transfer in immediately available funds.

     2.3 Closing. Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place pursuant to an escrow closing on or before thirty (30) days after the Termination Date, as defined herein (“Date of Closing”), at the offices of the Title Company at 10:00 A.M. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Purchaser shall provide to Seller not less than five (5) business days’ prior written notice of the Date of Closing if Purchaser desires to settle prior to the thirtieth (30th) day described above.
3. Inspections and Approvals.
     3.1 Inspections.
          3.1.1 Seller and Purchaser agrees that Purchaser or Purchaser’s agents or representatives have had, and, upon reasonable prior notice to Seller, shall continue to have through the Date of Closing or earlier termination of this Agreement, reasonable access to the Property for purposes of non-intrusive physical and environmental inspection of the Property and review of the Leases, the expenses and other matters, including, to the extent Purchaser deems it necessary or appropriate, conducting a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards. At Seller’s election, a representative of Seller shall be present during all such inspections, reviews and assessments.
PURCHASER SHALL NOT FURTHER CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT AS TO THE TIMING AND SCOPE OF WORK TO BE PERFORMED AND, UPON REQUEST OF SELLER, ENTERING INTO AN ACCESS AGREEMENT IN A FORM ACCEPTABLE TO SELLER. PURCHASER’S BREACH OF THE FOREGOING PROHIBITION SHALL ENTITLE SELLER, AT ITS OPTION, IMMEDIATELY AND WITHOUT ANY CURE PERIOD TO DECLARE THIS AGREEMENT TO BE TERMINATED, WHEREUPON, PROVIDED PURCHASER IS NOT OTHERWISE IN DEFAULT UNDER THIS AGREEMENT, THE DEPOSIT SHALL BE RETURNED TO PURCHASER. Purchaser represents, warrants and agrees that, in making any non-intrusive physical or environmental inspections of the Property, Purchaser or Purchaser’s agents will carry not less than One Million Dollars ($1,000,000) comprehensive general liability insurance with contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of same, will not interfere with the activity of tenants or any persons occupying or providing service at the Property, prior to the Date of Closing, will not reveal to any third party not approved by Seller the results of its inspections (excluding, however, Purchaser’s attorneys, accountants, advisors, representatives, partners and lenders) and will restore promptly any physical damage caused by the inspections. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any inspection report, which agreement shall survive the Closing or termination of this Agreement. Purchaser agrees (which agreement shall survive the Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys’ fees and costs, arising out of a breach of the foregoing agreements by Purchaser in connection with the inspection of the Property, or otherwise from the exercise by Purchaser or its agents or representatives of the right of access under this Section 3.1. Any inspections shall be at Purchaser’s expense.
          3.1.2 Except as expressly set forth in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller’s possession). It is the parties’ express understanding and agreement that, except as expressly set forth in this Agreement, such materials are provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Except as expressly set forth in this Agreement, Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.
     3.2 Title and Survey. Prior to execution of this Agreement, (i) Seller has obtained a commitment for title insurance on the Land and the Improvements, together with copies of all items shown as exceptions to title therein, issued by First American Title Insurance Company and identified as Commitment No. NCS-237023-VA54, a copy of which is attached hereto as Exhibit 3.2 (“Title Commitment”), and (ii) Seller has, prior to the Effective Date (as defined herein) caused to be delivered to Purchaser a survey of the Land entitled “Plat Showing ALTA/ACSM LAND TITLE SURVEY of PARCEL B-1A THE CAMPUS AT DULLES TECHNOLOGY CENTER” dated June 13, 2006 by William H. Gordon Associates, Inc. (the “Survey”). Purchaser’s sole right with respect to any Title Commitment or Survey matter to which it objects shall be to elect on or before the Termination Date to terminate this Agreement pursuant to Section 3.8 hereof. the foregoing notwithstanding, Seller shall be obligated to pay off at Closing any mortgages and other liens securing the payment of money created by Seller and which may be cured or removed by the payment of money. Unless Purchaser elects to terminate this Agreement on or before the Termination Date, in accordance with Section 3.8 of this Agreement, all matters shown in the Title Commitment and/or on the Survey shall be deemed to be approved by Purchaser as “Permitted Encumbrances”.
     3.3 Contracts and Leases.
          3.3.1 Purchaser shall assume at the Closing the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on Exhibit 3.3 attached hereto (collectively, and including any and all amendments thereto, the “Contracts”) with respect to those obligations which arise from and after the Date of Closing. Within two (2) business days of the Effective Date (as defined herein), Seller agrees to provide or otherwise make available to Purchaser true, correct and complete copies of all such Contracts
          3.3.2 Within two (2) business days of the Effective Date (as defined herein), Seller agrees to provide or otherwise make available to Purchaser copies of all Leases.
     3.4 Permitted Encumbrances. With respect to the state of title to the Property and all other matters relating to the Property, including its feasibility for Purchaser’s intended use and its suitability as an investment, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:
          3.4.1 All matters deemed to be Permitted Encumbrances pursuant to Section 3.2 hereof;
          3.4.2 the Contracts and the Leases (and the rights of the tenants thereunder) and all contracts and leases (and the rights of the tenants thereunder) described in Section 3.6.3 and Section 3.6.4;
          3.4.3. the lien of non-delinquent real and personal property taxes and assessments;
          3.4.4 any service, installation, connection, maintenance or construction charges due after the Closing, and subject to the proration provisions hereof, for sewer, water, electricity, telephone, cable television or gas; and
          3.4.5 governmental laws, codes, ordinances, and restrictions now or hereafter in effect in so far as these affect the Property.
All of the foregoing are referred to herein collectively as “Permitted Encumbrances”.
     3.5 Confidentiality. Unless Seller specifically and expressly otherwise agrees in writing and except to the extent that any disclosure is required by applicable law or securities regulation, Purchaser agrees that all information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents or representatives (“Proprietary Information”) is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, or Purchaser’s lender, if any, and then only upon Purchaser making such person aware of the confidentiality restriction and procuring such person’s agreement to be bound thereby. In the event the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller, or cause to be returned to Seller all Proprietary Information. Further, Purchaser agrees not to use or allow to be used any Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing. Notwithstanding any other term of this Agreement, the provisions of this Section 3.5 shall survive the Closing or the termination of this Agreement. In addition, this Agreement and all information concerning the Purchaser shall be kept strictly confidential by the parties hereto, except to the extent that disclosure is required by applicable law or securities regulation or otherwise upon the written consent of both Seller and Purchaser.
     3.6 Prior to Closing. Until the Closing, Seller or Seller’s agent:
          3.6.1 Shall keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.
          3.6.2 Shall operate and maintain the Property in a businesslike manner and substantially in accordance with Seller’s past practices with respect to the Property, and make any and all repairs and replacements reasonably required to deliver the Property to Purchaser at the Closing in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property as described in Section 3.7, Seller shall have an obligation to Purchaser to repair the Property only if Seller so elects and then shall be obligated only to the extent of available insurance proceeds.
          3.6.3 Shall enter into only those third party contracts which are necessary to carry out its obligations under Section 3.6.2 and which shall be cancelable on thirty (30) days written notice. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within seven (7) days thereafter, notifies Seller in writing of its intention to assume such contract, it shall not be treated as a contract assumed by Purchaser under Section 3.3 hereof.
          3.6.4 May continue to execute new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases; provided that, if Seller enters into or amends any lease pertaining to the Property after the date hereof and prior to the Termination Date (all of which Seller is authorized to do and all of which shall, collectively, constitute “Authorized Leasing Activity”), Seller shall provide Purchaser with copies of all documents evidencing the same promptly following execution thereof, and in all events at least two (2) business days prior to the Termination Date. On and after the Termination Date, as long as this Agreement remains in force and effect, Seller shall not enter into or amend any lease pertaining to the Property (collectively, “Prospective Leasing Activity”) unless Purchaser has approved the same, including all documentation relating thereto (Purchaser being deemed to have approved the same unless written notice of disapproval, specifying the reason for Purchaser’s disapproval, is given to Seller within three (3) business days following Seller’s written request for approval thereof accompanied by all documentation relating thereto). At Closing, Seller shall assign to Purchaser all contracts relating to, and Purchaser shall assume responsibility for performance of, and payment of all costs of, all tenant improvement work and leasing commissions to be performed or paid pursuant to or on account of leases in effect as of the date hereof which has not been then been completed and paid for; provided Purchaser shall receive at Closing a credit for all such unpaid costs. At Closing, Seller shall receive a credit for all tenant improvement costs and leasing commissions paid by Seller with respect to all Authorized Leasing Activity, and all Prospective Leasing Activity approved (or deemed approved) by Purchaser pursuant to the provisions of this Section 3.6.4, all of which shall be deemed to be Permitted Exceptions, and all contracts relating thereto shall be assigned to and assumed by Purchaser. At Closing, Seller shall assign to Purchaser all contracts relating to, and Purchaser shall assume responsibility for performance of, and payment of all costs of, all tenant improvement work and leasing commissions to be performed or paid pursuant to or on account of any Authorized Leasing Activity, and any Prospective Leasing Activity approved (or deemed approved) by Purchaser pursuant to the provisions of this Section 3.6.4, which has not then been completed and paid for.
          3.6.5 Seller shall use commercially reasonable efforts to have delivered to Purchaser, prior to that date which is five (5) business days prior to the Date of Closing, tenant estoppel certificates for each of the tenants with respect to the Property, which estoppel certificates shall be consistent with the terms and conditions of each tenant’s respective Lease.
     3.7 Damage, Destruction or Condemnation.

          3.7.1 If, prior to the Closing, (i) there is more than One Million Dollars ($1,000,000) of damage to the Property, (ii) fifteen percent (15%) or more of the net rentable area of the building(s) or of the parking spaces on the Property is rendered completely untenantable or (iii) any substantial point of access to the Property is rendered completely untenantable, or are destroyed or taken under power of eminent domain (individually, a “Material Claim”), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fourteen (14) days after receiving notice of such destruction or taking. If Purchaser does not give such written notice within such fourteen (14) day period, this transaction shall be consummated on the date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.
          3.7.2 If, prior to the Closing, there is destruction or a taking with respect to the Property that does not constitute a Material Claim, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.
     3.8 Purchaser’s Right to Terminate. If Purchaser determines in its sole discretion that the Property is not a suitable investment for its purposes, Purchaser shall have the right by giving Seller written notice (the “Termination Notice”) on or before 5:00 PM on that date (the “Termination Date”) which is five (5) business days after the date that both Purchaser and Seller have received a fully executed copy of this Agreement (the “Effective Date”), to terminate its obligation to purchase the Property. If the Termination Notice is timely given or Seller’s Approval pursuant to Section 9.17 hereof has not been timely received by Purchaser, the Title Company shall immediately return the Deposit to Purchaser and neither party shall have any further liability hereunder except for Purchaser’s obligations set forth in Section 3.1 and Section 3.5 hereof.
4. Representations and Warranties.
     4.1 By Seller. Seller represents and warrants to Purchaser that:
          4.1.1 Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Upon approval of this transaction by the Investment Committee of Cornerstone Real Estate Advisers LLC (“CREA”), the manager of the sole member of Seller, the execution of this Agreement by Seller and the performance by Seller of its obligations hereunder shall have been duly authorized, and the execution and performance of this Agreement by Seller will not violate any term of its organizational documents.
          4.1.2 Seller will, prior to the Closing, operate and maintain the Property in a businesslike manner and substantially in accordance with Seller’s past practices with respect to the Property.

          4.1.3 Seller is not a person or entity described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), or whose name appears on the United States Treasury Department’s Office of Foreign Assets Control most current list of “Specifically Designated National and Blocked Persons”, and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.
          4.1.4 Seller has provided or made available to Purchaser true, correct and complete copies of each of the Leases. The Rent Roll attached hereto as Exhibit 4.1.4 is the current rent roll for the Property prepared by Seller’s property manager for the Property and used by Seller in connection with Seller’s day to day ownership, management and operation of the Property and, to the best of Seller’s knowledge, is a true and correct copy of the Rent Roll with respect to such Leases as of the Effective Date.
          4.1.5 Except to the extent disclosed to Purchaser in writing or in the materials made available to Purchaser for its review prior to the date hereof, to the best of Seller’s knowledge Seller has not received written notice of any proposed special assessments which would affect the Land or the Improvements.

          4.1.6 To the best of Seller’s knowledge, except as set forth on Exhibit 4.1.6, Seller has not received written notice from any governmental authority having jurisdiction over the Property stating that the Property is in violation of any zoning, building, fire or health code and which remains uncured.
          4.1.7 To the best of Seller’s knowledge and except as may be disclosed in the environmental reports delivered by Seller to Purchaser on or before the date hereof, Seller has not received written notice from any governmental authority having jurisdiction over the Property stating that the Property is in violation of any Environmental Law which remains uncured. As used herein, “Environmental Law” means, collectively, (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (41 U.S.C. § 9601 et seq.) the Resource Conservation and Recovery Act, 42 U.S.C. § § 6901 et seq. (“RCRA”), and the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.); and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or d decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment. As used herein, “Hazardous Materials” means, collectively, any chemical, waste, or other material that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of CERCLA or any regulations promulgated under CERCLA; (2) any “hazardous” or “toxic” waste as now or hereafter defined in RCRA or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by TSCA or any regulations, rule, order or requirement promulgated under TSCA; (4) petroleum, petroleum by products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material in any form, whether friable or non-friable; (6) polychlorinated byphenyls; or (7) lead and lead-containing products.
          4.1.8 To the best of Seller’s knowledge, Seller has not received written notice from any governmental authority of any pending condemnation proceeding affecting the Property.
          4.1.9 To the best of Seller’s knowledge, Seller is not a party defendant in any legal proceedings relating to the Property (and has not received any written notice of any threatened legal proceeding relating to the Property) which, if adversely determined, would have a material adverse effect on the Property or would prevent Seller from consummating the transaction contemplated.
Seller shall have no liability with respect to a breach of the representations and warranties set forth above to the extent that Purchaser proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach prior to the Date of Closing.
     4.2 By Purchaser. Purchaser represents and warrants to Seller that:
          4.2.1 Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any term of its organizational documents.

          4.2.2 Purchaser is acting as principal in this transaction with authority to close the transaction.
          4.2.3 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.
          4.2.4 By the Termination Date, Purchaser shall (subject to Seller’s express representations, warranties and covenants contained herein) have inspected the Property to its satisfaction at its expense and will have ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.
           4.2.5 By the Termination Date and subject to Seller’s express representations, warranties and covenants contained herein, Purchaser shall have reviewed the Leases, Contracts, expenses and other matters relating to the Property and, based upon its own investigations, inspections, tests and studies, shall have determined to purchase the Property and to assume Seller’s obligations under the Leases, Contracts and otherwise with respect to the Property.
           4.2.6 Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in the United States of America.
          4.2.7 Purchaser shall not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Code of 1986 in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.
          4.2.8 Purchaser is not a person or entity described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), or whose name appears on the Untied States Treasury Department’s Office of Foreign Assets Control most current list of “Specifically Designated National and Blocked Persons”, and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.
     4.3 Mutual. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary, other than Trammell Crow Services, Inc. (“Broker”) in connection with the Agreement or the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. Seller shall be solely responsible for the payment of any commission to Broker upon the Closing in accordance with the terms of a written agreement between Seller and

Broker. No other commission shall be due and payable by Seller in connection with the purchase and sale of the Property.
     4.4 Best Knowledge; Received Written Notice. Whenever a representation or warranty is made in this Agreement on the basis of the best of Seller’s knowledge, or whether Seller has received written notice, such representation, warranty or other statement is made with the exclusion of any facts disclosed to or otherwise known by Purchaser or its agents, and is made solely on the basis of the current, conscious, and actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty thereof, of Paul Bacon, (the officer of CREA having primary responsibility for the management, operation and sale of the Property), without attribution to such specific officers of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property, and excluding, whether or not actually known by such specific officer, any matter known to Purchaser or its agents at the time of Closing. So qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Paul Bacon or any other officer or employee of Seller or CREA.
5. Costs and Prorations.
     5.1 Purchaser’s Costs. Purchaser will pay the following costs of closing this transaction:
          5.1.1 The fees and disbursements of its counsel, inspecting architect and engineer, if any;
          5.1.2 One-half (1/2) of any escrow and closing fees to the Title Company;
          5.1.3 All sales or use taxes relating to the transfer of personal property to Purchaser;
          5.1.4 The cost of any title insurance policy issued in connection with this Agreement or the transaction contemplated hereby;
          5.1.5 The cost of the Survey and the costs of any other survey or any environmental study obtained by Purchaser;
          5.1.6 Any title search fees and premiums for any title commitments including the Title Commitment;
          5.1.7 All expenses pertaining to any financing obtained by Purchaser;
          5.1.8 All recording fees and real estate transfer, stamp or documentary tax(es); and
          5.1.9 Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.
     5.2 Seller’s Costs.

          Seller will pay:
          5.2.1 The fees and disbursements of Seller’s counsel; and
          5.2.2 One-half (1/2) of any escrow fees.
     5.3 Prorations.
          5.3.1 All rents (expressly excluding, however, tenant reimbursements for Operating Costs, as defined below), security deposits and any other amounts actually paid by tenants, all other income, and all personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges and normally prorated operating expenses actually collected, billed or paid as of the Date of Closing shall be prorated as of the Date of Closing and be adjusted against the Purchase Price due at the Closing. Uncollected rent (“Uncollected Rent”) shall not be prorated and, to the extent attributable to the period prior to the Date of Closing, shall remain the property of Seller. Any lump sum or one time payment of rents which Seller received and which are derived from contracts which continue after the Date of Closing shall be adjusted between the Purchaser and Seller accordingly. Within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such rents (subject to the provisions of Section 7.7 below), taxes or charges which may have accrued or been incurred prior to the Date of Closing, but not billed or paid at that date. All prorations shall be made on an actual monthly basis.
          5.3.2 Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Date of Closing. If, as of the Date of Closing, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Date of Closing, Purchaser shall receive a credit in the amount of such excess. If, as of the Date of Closing, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Date of Closing, Seller shall receive a credit in the amount of such deficiency. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Purchaser as set forth in Section 5.3.1 above and shall be reasonably estimated by the parties if final bills are not available.
     5.4 Taxes. General real estate taxes and special assessments relating to the Property payable during the year in which the Closing occurs shall be prorated as of the Date of Closing. If the Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in which the Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than December 31, 2006, except in the case of an ongoing tax protest) shall adjust the proration of such taxes and special assessments and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the Deed delivered hereunder but shall survive the Closing.
     5.5 In General. Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Fairfax County, Virginia.
     5.6 Purpose and Intent. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 5 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter.
6. Notices. Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express, or similar overnight express service, in either case addressed to the parties at their respective addresses referenced below:
If to Seller:
c/o Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard, Suite 401
Glastonbury, Connecticut 06033
Attention: Steven Jacobs
Phone: (860) 368-2818
Fax: (860) 368-2828
With a copy to:
Day, Berry & Howard LLP
CityPlace I
185 Asylum Street
Hartford, Connecticut 06103
Attention: James A. McGraw
Phone: (860) 275-0180
Fax: (860) 275-0343

If to Purchaser:
Republic Property Limited Partnership
1280 Maryland Avenue, S.W., Suite 280
Washington, D.C. 20024
Attention: Andrew Pulliam, Vice President
Phone: (202) 863-0300
Fax: (202) 863-4049
With a copy to:
Republic Property Limited Partnership
1280 Maryland Avenue, S.W., Suite 280
Washington, D.C. 20024
Attention: Gary R. Siegel, Chief Operating Officer and General Counsel
Phone: (202) 863-0300
Fax: (202) 863-4049
or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.
7. Closing and Escrow.
     7.1 Escrow Instructions. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.
     7.2 Seller’s Deliveries. Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:
          7.2.1 A special warranty deed conveying Seller’s interest in the Land, in the form attached hereto as Exhibit 7.2.1, subject to the matters set out in Section 3.4 and other matters subsequently approved by Purchaser or Purchaser’s counsel (the “Deed”).
          7.2.2 A bill of sale in the form attached hereto as Exhibit 7.2.2 conveying the Personal Property.
          7.2.3 An assignment of the Leases by way of an assignment and assumption agreement in the form attached hereto as Exhibit 7.2.3.

          7.2.4 (i) Copies of all Contracts relating to the Property which Purchaser will assume on the Date of Closing; and (ii) an assignment of such Contracts to Purchaser by way of an assumption agreement, in the form attached hereto as Exhibit 7.2.4.
          7.2.5 An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and Personal Property being conveyed hereunder, which assignment is in the form attached hereto as Exhibit 7.2.5.
          7.2.6 All books and records at the Property held by or for the account of Seller, including without limitation, plans and specifications and lease applications, as available.
          7.2.7 An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 7.2.7.
          7.2.8 A certification from Seller which indicates that, as of the Date of Closing, all of Seller’s representations and warranties contained in this Agreement are true and correct in all material respects, except as expressly set forth on a schedule attached to such certification reflecting any facts or circumstances which are inconsistent with such representations and warranties.
          7.2.9 With respect to any tenant security deposits which are in the form of letters of credit, the original of each such letter of credit together with a duly executed instrument of transfer of such letter of credit (in the form attached thereto) which names Purchaser as the transferree thereof.
     7.3 Purchaser’s Deliveries.
            At the Closing, Purchaser shall (i) pay Seller the Purchase Price; and (ii) execute and deliver to Seller the agreements referred to in Sections 7.2.3 and 7.2.4(ii).
     7.4 Insurance. Seller shall terminate its policies of insurance as of noon on the Date of Closing and Purchaser shall be responsible for obtaining its own insurance thereafter.
     7.5 Utility Service and Deposits. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Purchaser shall notify each utility company serving the Property to terminate Seller’s account, effective at noon on the Date of Closing.
     7.6 Notice Letters. At Closing, Seller shall provide to Purchaser copies of form letters to tenants and to contractors and utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser all rents with respect to tenants and all bills for the services provided to the Property on and after the Date of Closing.
     7.7 Post-Closing Collections. After Closing, Purchaser shall use commercially reasonable efforts (without any obligation to incur enforcement costs, to commence legal action, to terminate any lease or to commence eviction proceedings against any tenant) during the six (6) month period immediately following the Closing to collect and promptly remit to Seller any Uncollected Rents or other amounts due Seller for the period prior to the Closing; provided that all amounts received by Purchaser after Closing shall be applied, first, to amounts due for the then current or next succeeding month and, thereafter, to amounts due Seller for periods prior to the Closing, with any balance to be retained by Purchaser.
8. Default; Failure of Condition.
     8.1 PURCHASER DEFAULT. IF PURCHASER SHALL DEFAULT UNDER THIS AGREEMENT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, AND BOTH PARTIES SHALL BE RELIEVED OF AND RELEASED FROM ANY FURTHER LIABILITY HEREUNDER. SELLER AND PURCHASER AGREE THAT THE DEPOSIT IS A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY SELLER AS AGREED AND LIQUIDATED DAMAGES IN LIGHT OF SELLER’S REMOVAL OF THE PROPERTY FROM THE MARKET AND THE COSTS INCURRED BY SELLER AND SHALL NOT CONSTITUTE A PENALTY OR A FORFEITURE.
     8.2 SELLER DEFAULT. IF SELLER SHALL REFUSE OR FAIL TO CONVEY THE PROPERTY AS HEREIN PROVIDED, FOR ANY REASON OTHER THAN (I) A DEFAULT BY PURCHASER OR (II) ANY OTHER PROVISION OF THIS AGREEMENT WHICH PERMITS SELLER TO TERMINATE THIS AGREEMENT OR OTHERWISE RELIEVES SELLER OF THE OBLIGATION TO CONVEY THE PROPERTY, PURCHASER SHALL ELECT AS ITS SOLE REMEDY HEREUNDER EITHER TO TERMINATE THE AGREEMENT AND RECOVER THE DEPOSIT OR TO ENFORCE SELLER’S OBLIGATIONS TO CONVEY THE PROPERTY, PROVIDED THAT NO SUCH ACTION IN SPECIFIC PERFORMANCE SHALL SEEK TO REQUIRE SELLER TO DO ANY OF THE FOLLOWING: (A) CHANGE THE CONDITION OF THE PROPERTY OR RESTORE THE SAME AFTER ANY FIRE OR OTHER CASUALTY; (B) EXPEND MONEY OR POST A BOND TO REMOVE A TITLE ENCUMBRANCE OF DEFECT OR CORRECT ANY MATTER SHOWN ON A SURVEY OF THE PROPERTY; OR (C) SECURE ANY PERMIT, APPROVAL, OR CONSENT WITH RESPECT TO THE PROPERTY OR SELLER’S CONVEYANCE OF THE PROPERTY.
BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 8.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 8.2.

INITIALS:	PURCHASER /s/ GRS	SELLER /s/ SJ
     8.3 Conditions to Purchaser’s Obligations to Close; Failure of Condition.
          8.3.1 Purchaser’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions for Purchaser’s benefit (or Purchaser’s waiver thereof in writing, it being agreed that Purchaser may waive any or all of such conditions other than Section 8.3.1.1 below) on or prior to the Date of Closing:
          8.3.1.1 Seller shall have received the Seller’s Approval on or before the Termination Date;

          8.3.1.2 Title to the Property shall be good of record and in fact marketable and fully insurable at standard rates, subject only to the Permitted Encumbrances;
          8.3.1.3 All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Date of Closing;
          8.3.1.4 As of the Date of Closing, Seller shall have performed its respective obligations hereunder in all material respects and all deliveries to be made at Closing by Seller have been tendered;
          8.3.1.5 There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened in writing against Seller, the Property or Seller’s interests therein that would materially adversely affect Seller’s ability to perform its obligations under this Agreement; and
          8.3.1.6 No less than five (5) business days prior to the Date of Closing, Seller shall have delivered or caused to be delivered to Purchaser, with respect to the Property, Tenant Estoppel Certificates for CDW Government, Inc., Apptix, Inc. and IBM Corporation, which estoppel certificates shall be consistent with the terms and conditions of each such tenant’s respective Lease.
     8.3.2 If, prior to the date which is five (5) business days prior to the Closing, Seller discloses to Purchaser or Purchaser actually discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances, (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Date of Closing, will be untrue in any material respect, or (iii) any of the other conditions precedent to Closing by Purchaser have not been satisfied or waived (other than the condition described in Section 8.3.1.1, which must be satisfied by the Termination Date), then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect, by written notice to Purchaser on or before the date which is two (2) business days prior to the scheduled Date of Closing, to postpone the Closing for up to thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of matters set out in Section 3.4 above. The parties acknowledge and agree that Seller shall have no obligation to cure any objection except as otherwise provided in Section 8.2 hereof. Seller shall notify Purchaser not less than twenty (20) days prior to the extended Date of Closing if it will be unable to cure the objection prior to such date provided that it is not an objection which Seller has an obligation to cure under Section 8.2. If (I) Purchaser fails to waive the objection within five (5) business days after notice from Seller that Seller will not cure the objection (provided it is not an objection which Seller has an obligation to cure under Section 8.2) or (II) Seller is unable to cure the objection prior to the extended Date of Closing (provided it is not an objection which Seller has an obligation to cure under Section 8.2, in which event, Section 8.2 shall apply), this Agreement will terminate automatically and the Title Company shall promptly return the Deposit to Purchaser, and neither party shall have any liability to the other, except for Purchaser’s obligations under Section 3.1 and Section 3.5. For the purposes of this Agreement, any title defect, limitation or encumbrance other than a Permitted Encumbrance shall be deemed cured if the Title Company or another title company reasonably acceptable to Purchaser and authorized to do business in the Commonwealth of Virginia will agree to issue an ALTA owner’s title insurance policy to Purchaser for the Purchase Price, which policy takes no exception for such defect, limitation or encumbrance and is issued for no additional premium.

INITIALS:	PURCHASER /s/ GRS	SELLER /s/ SJ
9. Miscellaneous.
     9.1 Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.
     9.2 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.
     9.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.
     9.4 Assignability. Purchaser may not assign this Agreement without first obtaining Seller’s written consent, except that Purchaser may assign this Agreement to any entity which is, directly or indirectly, an affiliate or subsidiary of Purchaser. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any permitted assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.
     9.5 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.
     9.6 No Public Disclosure. Neither Purchaser nor Seller shall make any public disclosure of the terms of this transaction without the prior written consent of the other, except that Purchaser may discuss the transaction in confidence with proposed joint venturers and prospective mortgagees, and each of Purchaser and Seller may discuss the transaction in confidence with others assisting with the transaction. Further, disclosure shall also be permitted to the extent required by applicable law or securities regulation.
     9.7 Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.
     9.8 Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.
     9.9 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

     9.10 Time of Essence. Time is of the essence in this Agreement.
     9.11 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.
     9.12 Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.
     9.13 Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.
     9.14 Tax Protest. If as a result of any tax protest or otherwise, there is any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection.
     9.15 Merger. Except as otherwise expressly provided herein, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.
     9.16 Limited Recourse. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed member of Seller or any member, officer, director, employee, agent, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of any member of Seller (collectively, the “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller’s assets directly attributable to the Property for the satisfaction of Seller’s liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.
     9.17 Seller Contingency. This Agreement shall be contingent upon approval by CREA’s Investment Committee (“Seller’s Approval”) of the sale of the Property to Purchaser on the terms and conditions set forth in this Agreement. Seller agrees to notify Purchaser in writing prior to the Termination Date of such approval or disapproval of this Agreement. Should CREA’s Investment Committee not approve this Agreement (including Seller’s failure to deliver a timely notice to Purchaser prior to the Termination Date), then this Agreement shall terminate without recourse to the parties hereto, except as otherwise provided herein and Title Company shall return the Deposit to Purchaser. Should Seller advise Purchaser in writing prior to the Termination Date that CREA’s Investment Committee has approved this Agreement, this Section 9.17 shall thereafter no longer have any force or effect.
     9.18 Survival of Representations, Warranties and Covenants; Limitation of Liability. The representations, warranties and covenants of Seller set forth in Agreement shall survive the Closing, but written notification of any claim arising therefrom must be received by Seller within six (6) months after the Date of Closing or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of the Seller with respect to all claims under this Agreement, the transactions contemplated hereby, the performance of any of the covenants, warranties or other agreements of Seller contained herein, and with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby, shall not exceed Five Hundred Thousand Dollars ($500,000.00). In no event shall Seller be liable to Purchaser for any consequential, exemplary, or punitive damages in respect of any such breach.
     9.19 Audited Income Statement – 314 Audit. For a period of one (1) year after the Date of Closing, Seller shall, at no cost or expense to Seller, reasonably cooperate with Purchaser in the preparation by Purchaser of an audited income statement for the Property (“Audited Income Statement”), provided that Purchaser notifies Seller in writing of Purchaser’s intent (at its sole cost and expense) to have the Audited Income Statement prepared. In connection with the preparation of the Audited Income Statement, Seller shall (i) provide Purchaser and Purchaser’s accountants with reasonable access to Seller’s financial books and records related to the Property, provided that under no circumstances shall Purchaser or Purchaser’s accountants be entitled to review any appraisals or privileged or proprietary information relating to the Property, and (ii) to the extent reasonably necessary, respond to questions Purchaser’s accountants may reasonably have concerning (and which are reasonably required in connection with such audit of) such books and records, provided the same does not place an unreasonable or material burden on Seller or its agents, representatives or employees, or subject any of them to any liability in connection therewith or as a result thereof. Without limiting the foregoing, Seller shall have no liability with respect to or the use of or reliance by any person or entity upon any information or materials provided or made available to Purchaser or Purchaser’s accountants pursuant to this Section 9.19, and Purchaser shall protect, defend, indemnify and hold Seller and Seller’s parent company, if any, and their respective affiliates and subsidiaries, and their respective members, partners, directors, officers, participants, employees, consultants, managers and agents free and harmless from and against any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, of whatever kind or nature arising from or in any way connected with the preparation or use of or reliance by any person or entity upon any information or materials provided or made available to Purchaser or Purchaser’s accountants pursuant to this Section 9.19 or the use of or reliance by any person or entity upon any Audited Income Statement, provided that the foregoing indemnification provisions shall not be construed to modify any of the express provisions of any other section of this Agreement.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date(s) set forth below, effective as of the date set forth above.

SELLER:	DULLES PARK TECH CENTER LLC

	By:	Cornerstone Rotational Venture, LLC, its sole member

		By:	Cornerstone Real Estate Advisers LLC, its manager

			By:	/s/ Steven F. Jacobs
Name: Steven F. Jacobs Title: Vice President
Date: July 31, 2006

PURCHASER:	REPUBLIC PROPERTY LIMITED PARTNERSHIP

	By:	Republic Property Trust, General Partner

		By:	/s/ Gary R. Siegel
Name: Gary R. Siegel
Title: Chief Operating Officer
Date: July 31, 2006
An original executed copy of this Agreement by Purchaser, together with the Deposit, has been received by the Title Company agent this 7th day of August, 2006, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.
TRI-STATE COMMERCIAL CLOSINGS, INC.

By:	/s/ Richard W. Klein, Jr.
Name: Richard W. Klein, Jr. Title: President

EXHIBIT 7.2.1
SPECIAL WARRANTY DEED
Prepared outside the Commonwealth of Virginia
by                                          and after recordation
return to:
Consideration: $
Tax Identification No.:
SPECIAL WARRANTY DEED
          DULLES PARK TECH CENTER LLC, a Delaware limited liability company, whose address is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has, subject to the exceptions hereinafter set forth, GRANTED, BARGAINED, SOLD, and CONVEYED and does hereby GRANT, BARGAIN, SELL, and CONVEY, WITH SPECIAL WARRANTY OF TITLE, unto                                         , a                                         (“Grantee”), whose address is                                                             , certain land located in the City of Herndon, Fairfax County, Virginia, and being more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements located on such land (such land and improvements being collectively referred to as the “Property”).
          This conveyance is made and accepted subject to all matters set out in Exhibit B attached hereto and incorporated herein by reference.
          TO HAVE AND TO HOLD the Property, together with all rights and appurtenances pertaining thereto, including all of Grantor’s right, title and interest in and to adjoining streets, alleys and rights-of-way, unto Grantee and Grantee’s successors, heirs, and assigns forever.
          Notwithstanding any provision to the contrary, Grantor makes no warranties of any nature or kind, whether statutory, express or implied, with respect to the physical condition of the Property (including without limitation any and all improvements located thereon and/or comprising a part thereof), and Grantee by its acceptance of this Deed accepts the physical condition of the property “AS IS, WITH ALL FAULTS.”

EXECUTED as of the                      day of                     , 2006.

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title:
THE STATE OF CONNECTICUT
COUNTY OF HARTFORD
     This instrument was acknowledged before me on                      ___,2006, by                                                             ,                                          of Cornerstone Real Estate Advisers LLC, a Delaware limited liability company, as manager and on behalf of Cornerstone Rotational Venture, LLC, as sole member and on behalf of Dulles Park Tech Center LLC, a Delaware limited liability company, as his free act and deed and the free act and deed of said manager, said sole member and said limited liability company.

Notary Public

My Commission Expires:

Printed Name of Notary:

EXHIBIT 7.2.2
BILL OF SALE
     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DULLES PARK TECH CENTER LLC, a Delaware limited liability company, whose address is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 (“Seller”), hereby conveys to , a                                         , whose address is                                          (“Purchaser”), all of Seller’s right, title and interest in and to those certain items of personal property described on Exhibit A attached hereto and made a part hereof (the “Personal Property”) relating to certain real property known as Dulles Park Technology Center, located in Fairfax County, Virginia.
     Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including but not limited to: title; merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Personal Property on an “AS IS, WHERE IS” basis.
     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of                     , 2006.

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title:

EXHIBIT 7.2.3
ASSIGNMENT AND ASSUMPTION OF LEASES
     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DULLES PARK TECH CENTER LLC, a Delaware limited liability company, whose address is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 (“Assignor”), hereby assigns and conveys to ,                                         a                                         , whose address is                                          (“Assignee”), and Assignee hereby agrees to assume and accept the assignment and delegation of all of Assignor’s right, title and interest in and to and obligations under the Leases set forth on Schedule A attached hereto and incorporated herein relating to certain real property known as Dulles Park Technology Center, located in Fairfax County, Virginia.
     Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of Assignee’s obligations under the Leases; and Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all costs, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof and arising out of Assignor’s obligations under the Leases.
     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this ___ day of                     , 2006.

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title:

By:
Name:
Title:

EXHIBIT 7.2.4
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
     In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DULLES PARK TECH CENTER LLC, a Delaware limited liability company, whose address is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 (“Assignor”), hereby assigns, without representation warranty or covenant (except as expressly set forth in that certain Purchase and Sale Agreement dated                     , 2006), and delegates to                                                             , a                                          , whose address is                                          (“Assignee”), and Assignee hereby assumes and accepts the assignment and delegation of, all of Assignor’s right, title and interest in and to the contracts described on Exhibit A attached hereto relating to certain real property known as Dulles Park Technology Center, located in Fairfax County, Virginia, and Assignee hereby accepts such assignment.
     Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating on or after the date of closing and arising out of Assignee’s obligations under the contracts described in Exhibit A; and Assignor hereby agrees to hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating prior to the date of closing and arising out of Assignor’s obligations under such contracts.
     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
     This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the ___ day of                     , 2006.

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title:

By:
Name:
Title:

EXHIBIT 7.2.5
ASSIGNMENT OF WARRANTIES AND GUARANTEES
     THIS AGREEMENT is made as of the ___ day of                     , 2006, between DULLES PARK TECH CENTER LLC, a Delaware limited liability company, whose address is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 (“Assignor”), and                                                             , a                                          , whose address is                                           (“Assignee”).
RECITALS:
     Assignee has this day acquired from Assignor certain interests in land, buildings and improvements known as Dulles Park Technology Center, located in Fairfax County, Virginia (the “Property”).
     In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Assignor hereby assigns, transfers and sets over, without representation, warranty, or covenant, unto Assignee and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in and to all transferable warranties and guarantees, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and any personal property conveyed to Assignee by Assignor in connection with the Property.
     This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date above written.

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title:

EXHIBIT 7.2.7
FORM OF FIRPTA AFFIDAVIT
     The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in Exhibit “A” attached hereto and incorporated herein by reference is as follows:

Name and Address	I.D. Number
Dulles Park Tech Center LLC
c/o Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard
Suite 401
Glastonbury, CT 06033
     There is no other person or entity who has an ownership interest in the property. The owner of the Property is Dulles Park Tech Center, a limited liability company organized and existing under the laws of the State of Delaware and, as such, is not a foreign citizen or entity.
     The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment in Real Property Act.
DATE:                     , 2006

DULLES PARK TECH CENTER LLC

By: Cornerstone Rotational Venture, LLC, its sole member

By: Cornerstone Real Estate Advisers LLC, its manager

By:

Name:
Title: